EXHIBIT 99.1


                         [AMERIANA BANCORP LETTERHEAD]

AMERIANA NEWS RELEASE

                                 Contact:  Harry J. Bailey
                                           President and Chief Executive Officer
                                           (765) 529-2230




                AMERIANA DECLARES REGULAR QUARTERLY CASH DIVIDEND
                               OF $0.16 PER SHARE




NEW CASTLE, Ind. (November 29, 2004) - Harry J. Bailey, President and Chief Executive Officer of Ameriana Bancorp (NASDAQ National Market: ASBI), today announced that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.16 per share. The quarterly dividend is payable on January 7, 2005, to shareholders of record as of December 17, 2004.

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

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